UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2006
THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)
2801 E. Market Street, York, Pennsylvania 17402
(Address of Principal Executive Offices)
717-757-7660
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Indenture
Registration Rights Agreement
Loan and Security Agreement
Loan Agreement
Loan Agreement
First Amendment to the Credit Card Program Agreement
Private Brands Agreement
Transition Services Agreement

Item 1.01 Entry into a Material Definitive Agreement
     Senior Notes
     On March 6, 2006, The Bon-Ton Department Stores, Inc. (the “Issuer”), a wholly owned subsidiary of The Bon-Ton Stores, Inc. (the “Company”), entered into an indenture (the “Indenture”) with The Bank of New York, as trustee, under which the Issuer issued $510,000,000 aggregate principal amount of its 10 1/4% Senior Notes due 2014 (the “Notes”). The Notes are guaranteed on a senior unsecured basis by the Company and by each of the Company’s subsidiaries that is an obligor (collectively, the “Guarantors”) under the Issuer’s new $1.0 billion senior secured credit facility (the “New Senior Credit Facility”) with Bank of America, N.A. (“Bank of America”). See “— New Senior Credit Facility,” below.
     The Notes were sold in private placement transactions, have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from registration requirements.
     The Company used the net proceeds of the Notes offering along with additional borrowings under its New Senior Credit Facility and New Mortgage Loan Facility (as defined below) to finance the acquisition of the Northern Department Stores Group (“NDSG”) of Saks Incorporated (“Saks”) (as described in Item 2.01 below) and to pay related fees and expenses in connection with the acquisition and related financing transactions.
     The Notes will mature on March 15, 2014. The interest rate of the Notes is fixed at 10 1/4% per year. Interest on the Notes is payable on March 15 and September 15 of each year, beginning on September 15, 2006. The Company may redeem some of or all the Notes at any time on or after March 15, 2010 at redemption prices of 105.125% and 102.563% of the principal amount thereof if the redemption occurs during the 12-month periods beginning on March 15 of the years 2010 and 2011, respectively, and at a redemption price of 100% of the principal amount thereof on and after March 15, 2012, in each case plus accrued and unpaid interest, if any, to the redemption date. In addition, prior to March 15, 2009, the Company may redeem up to 35% of the Notes with the proceeds from certain equity offerings at a redemption price of 110.25% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the redemption date. If the Company experiences specific kinds of changes of control, it may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest.
     The Notes are unsecured senior obligations of the Company and rank equally in right of payment with all its existing and future unsecured senior indebtedness. The guarantees of the Notes are senior unsecured obligations of the Guarantors and rank equally in right of payment with all the existing and future unsecured senior indebtedness of the Guarantors. The Notes and the guarantees of the Notes are effectively subordinated to the Company’s and the Guarantors’ existing and future secured indebtedness, including the borrowers’ obligations under the New Senior Credit Facility and the Guarantors’ guarantees of the New Senior Credit Facility.
     The Indenture includes covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: incur additional debt; pay dividends on their capital stock or repurchase their capital stock; make certain investments; enter into certain types of transactions with affiliates; limit dividends or other payments by their restricted subsidiaries to the Company;

use assets as security in other transactions; and sell certain assets or merge with or into other companies. The covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.
     The Indenture provides for customary events of default, including failure to make required payments; failure to comply with certain agreements or covenants; failure to pay, or acceleration of, certain other material indebtedness; certain events of bankruptcy and insolvency; and failure to pay certain judgments. An event of default under the Indentures will allow either the trustee or the holders of at least 25% in principal amount of the then outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.
     The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Indenture (including the form of note attached thereto), a copy of which is included as Exhibit 4.1 hereto and incorporated herein by reference.
     Registration Rights Agreement
     Pursuant to a Registration Rights Agreement dated March 6, 2006 (the “Registration Rights Agreement”) by and among the Company, the Guarantors and the initial purchasers relating to the Notes, the Company and the Guarantors are obligated to file and use their commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange the Notes for other freely tradable notes issued by the Company that are registered with the Securities and Exchange Commission (the “SEC”) and have substantially identical terms as the Notes. The Registration Rights Agreement provides that if the Company is not able to effect the applicable exchange offer, the Company will file with the SEC, and use its commercially reasonable efforts to cause to become effective, a shelf registration statement relating to the resales of the Notes. Pursuant to the Registration Rights Agreement, the Issuer will be obligated to pay additional interest on the Notes in certain instances, including if it does not complete the related exchange offer within 30 business days after the effectiveness target date for the registration statement, which is 180 days after March 6, 2006.
     The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the agreement, a copy of which is included as Exhibit 10.1 hereto and incorporated herein by reference.
     New Senior Credit Facility
     On March 6, 2006, the Issuer, Parisian, Inc., Herberger’s Department Stores, LLC, The Elder-Beerman Stores Corp., the Company, the Guarantors, Bank of America and certain other lenders entered into a Loan and Security Agreement with regard to the Company’s New Senior Credit Facility which provides for up to $1.0 billion of revolver borrowings. This facility includes a last in, first out revolving credit facility of up to $900.0 million and a first in, last out revolving credit facility of up to $100.0 million and has a sub-limit of $150.0 million for the issuance of standby and documentary letters of credit. All borrowings under the facility are limited by amounts available pursuant to a borrowing base calculation, which is based on percentages of eligible inventory, real estate and fixed assets, with a reduction for applicable reserves. As part of the New Senior Credit Facility, Bank of America and the other lenders will make available certain swing line loans in an aggregate amount not to exceed $75.0 million at any one time outstanding. The borrowers under the New Senior Credit Facility are the Issuer, The Elder-Beerman Stores Corp., Herberger’s Department Stores, LLC and Parisian, Inc. and they will be held jointly and severally liable for all of the obligations incurred under the New Senior Credit Facility, which obligations are guaranteed on a joint and several basis by the Company and the other guarantors under the New Senior Credit Facility. The proceeds of these loans were used to pay the outstanding balance under the Issuer’s previous senior secured credit facility and to pay a portion of the purchase price for the acquisition of NDSG and will be used for other general corporate purposes.
     Additional borrowings under the New Senior Credit Facility will be at either (i) the prime rate established by Bank of America, from time to time, plus the applicable margin (the ‘‘Prime Rate’’) or (ii) the LIBOR Rate from time to time plus the applicable margin (the ‘‘LIBOR Rate’’). A Prime Rate loan will be due and payable monthly in arrears. A LIBOR Rate loan will be payable at the end of each interest period (or every three months if the interest period is greater than three months). The applicable margin will be determined by the excess availability under our credit line. Applicable margins range from 0.0% for Prime Rate last in, first out revolving credit loans when there is greater than $100.0 million in excess availability to 3.50% for LIBOR Rate first in, last out revolving credit loans when there is less than $100.0 million in excess availability. The swing line loans will bear interest at the same rate applicable to last in, first out Prime Rate loans. We will be required to pay a commitment fee to the lenders for unused commitments at a rate of 0.25% to 0.30% per annum, based on excess availability under the facility. The New Senior Credit Facility will expire at the end of March 2011.
     The New Senior Credit Facility is secured by a first priority security position on substantially all of the current and future assets of the borrowers and the guarantors, including, but not limited to, inventory, general intangibles, trademarks, equipment, certain real estate (other than owned real estate subject to existing mortgages or mortgages created under our New Mortgage Loan Facility and leasehold interests) and proceeds from any of the foregoing, subject to certain exceptions and liens. The New Senior Credit Facility is guaranteed by the guarantors, which includes the Company and each of its existing and future subsidiaries that is not a borrower, other than immaterial subsidiaries and special purpose entities. All of the guarantees under the New Senior Credit Facility are guarantees of payment and not of collection.
     Financial covenants contained in the new senior secured credit facility require that the minimum excess availability under the facility be greater than $75.0 million at all times. Other covenants in the New Senior Credit Facility require that the Company provide the lenders with certain financial statements, forecasts and other reports, borrowing base certificates and notices and comply with various federal, state and local rules and regulations. In addition, there are certain limitations on the Company’s activities, including limitations on:
*	any debt the Company may have in addition to the New Senior Credit Facility and the terms of that debt;

*	acquisitions, joint ventures and investments;

*	mergers and consolidations;

*	disposition of property;

*	dividends by the borrowers, guarantors or their subsidiaries;

*	transactions with affiliates;

*	capital expenditures;

*	changes in the business or corporate structure of the Company or its subsidiaries;

*	prepaying, redeeming or repurchasing certain debt;

*	changes in accounting policies or reporting practices;

*	becoming a general partner in any partnership;

*	speculative transactions; and

*	participation in a passive holding company.
     Our new senior secured credit facility may be terminated upon the occurrence of certain events of default (subject to applicable grace periods for certain defaults) including:
*	failure to pay principal, interest or fees when due;

*	material breach of the warranties or failure to perform the covenants in the New Senior Credit Facility;

*	default under certain other debt;

*	entry of certain monetary judgments against the Company that are not discharged in stated periods of time;

*	a change of control;

*	customary ERISA defaults;

*	an impairment or asserted invalidity of the loan documentation or the collateral under the New Senior Credit Facility; and

*	the Company’s inability to pay debts or bankruptcy.
     The foregoing description of the New Senior Credit Facility is qualified in its entirety by reference to the Loan and Security Agreement, a copy of which is included as Exhibit 10.2 hereto and incorporated herein by reference.
     New Mortgage Loan Facility
     On March 6, 2006, certain special purpose entities (each an “SPE” and collectively the “SPEs”) that are indirect wholly owned subsidiaries of the Company entered into Loan Agreements with the Bank of America, pursuant to which the Bank of America provided a new mortgage loan facility in the aggregate principal amount of $260.0 million (the “New Mortgage Loan Facility”). The New Mortgage Loan Facility has a term of ten years and is secured by mortgages on 23 retail stores and one distribution center owned by the SPEs. Each SPE entered into a lease with each of the Company’s subsidiaries operating on such SPE’s properties. A portion of the rental income received under these leases will be used to pay the debt service under the New Mortgage Loan Facility. The leases are guaranteed by the Company.
     The New Mortgage Loan Facility requires level monthly payments of principal and interest based on an amortization period of 25 years and the balance outstanding at the end of ten years will then become due and payable. The interest rate for the New Mortgage Loan Facility is a fixed rate of 6.2125%. The New Mortgage Loan Facility is secured by mortgages on 23 retail stores, containing approximately 3.1 million rentable square feet of retail space, and one distribution center, containing approximately 520,000 rentable square feet of distribution space, owned by the special purpose entities. Collectively, these properties have an appraised value of approximately $328 million.

     We anticipate that the aggregate annual lease payments will be approximately $26 million. The excess of the amounts received by the special purpose entities under the leases over the amounts required to make debt service payments and pay certain related expenses under the New Mortgage Loan Facility may be available for distribution to the Issuer to the extent such distributions would not violate the financial covenants or result in an event of default under the New Mortgage Loan Facility.
     Financial covenants contained in the New Mortgage Loan Facility require that the special purpose entities maintain certain financial thresholds. In addition, the New Mortgage Loan Facility contains covenants requiring the SPEs to provide the lenders with certain financial statements and other reports as well as other covenants that are usual and customary for a transaction of this type.
     The New Mortgage Loan Facility may become immediately due and payable upon the occurrence of certain events of default that are usual and customary for a transaction of this type, including a change of control or an SPE’s failure to make payments of principal, interest or fees required by the terms of the New Mortgage Loan Facility when due. Upon the occurrence of an event of default, as defined in the loan agreements governing the New Mortgage Loan Facility, or in the event that the financial thresholds of one or both of the SPEs falls below a certain level, the lender under the New Mortgage Loan Facility may retain the excess of rent payments over debt service payments as security for the obligations of the SPEs under the New Mortgage Loan Facility until the earlier of such time as the event of default has been cured or the debt under the New Mortgage Loan Facility has been paid, as applicable.
     The foregoing description of the New Mortgage Loan Facility is qualified in its entirety by reference to the Loan Agreement dated March 6, 2006 by and between Bonstores Realty One, LLC and Bank of America and the Loan Agreement dated March 6, 2006 by and between Bonstores Realty Two, LLC and Bank of America, copies of each are included as Exhibits 10.3 and 10.4, respectively, hereto and incorporated herein by reference.
     First Amendment to the Credit Card Program Agreement
     On June 20, 2005, the Company entered into a Credit Card Program Agreement (the “CCPA”) with HSBC Nevada Bank, N.A., a national banking association (“HSBC”), which set forth the terms and conditions under which HSBC would issue credit cards to the Company’s customers and compensate the Company for sales made on the cards. Under the terms of the CCPA, the Company is required to perform certain duties, including the duties to receive in-store customer payments on behalf of HSBC and remit such payments to HSBC. On March 6, 2006, HSBC and the Company entered into a First Amendment to the Credit Card Program Agreement (the “CCPA Amendment”) to amend the CCPA to include credit card accounts related to the NDSG entities acquired by the Company on the same day. Pursuant to the CCPA Amendment, HSBC will use its best efforts to convert the NDSG portfolio to the HSBC system by October 31, 2006 and will provide substantially the same services for the new NDSG entities as it has provided for the Company’s operating subsidiaries in the past.
     The foregoing description of the CCPA Amendment is qualified in its entirety by reference to the First Amendment to the Credit Card Program Agreement, a copy of which is included as Exhibit 10.5 hereto and incorporated herein by reference.

     Private Brands Agreement
     In connection with the acquisition of NDSG, the Company, Herberger’s Department Stores, LLC and Parisian, Inc. entered into a Private Brands Agreement with Saks, dated as of March 6, 2006 and effective as of March 5, 2006 (the “Private Brands Agreement”). The Private Brands Agreement provides, among other things, that Saks will perform certain services for the Company and its subsidiaries to permit the sale in its stores of the same private brand merchandise that was available to Herberger’s Department Stores, LLC, Parisian, Inc. and Parisian, Inc.’s subsidiary, McRae’s, Inc., when they were subsidiaries of Saks. Pursuant to the Private Brands Agreement, the Company is able to order private brand merchandise through Saks until the Company is able to establish relationships with the third party vendors currently selling such private brand merchandise to Saks. This agreement is effective through January 31, 2007.
     The foregoing description of the Private Brands Agreement is qualified in its entirety by reference to the Private Brands Agreement, a copy of which is included as Exhibit 10.6 hereto and incorporated herein by reference.
     Amended and Restated Transition Services Agreement
     In connection with the acquisition of NDSG, the Company entered into a transition services agreement with Saks, the “Amended and Restated Transition Services Agreement,” dated as of March 10, 2006 and effective as of March 5, 2006, pursuant to which Saks will provide various services to the Company with regard to the NDSG subsidiaries acquired from Saks related to, among other things, credit operations, procurement, accounting, bank card processing, store planning, construction, facilities maintenance and energy, information technology and human resources activities for periods ranging from three months to 12 months following the completion of the acquisition (subject to extension at the Company’s discretion). The Company expects that the aggregate cost of these services will average approximately $4 million per month for the first six months and will decrease as the Company is able to assume the responsibility of providing the services.
     The foregoing description of the Amended and Restated Transition Services Agreement is qualified in its entirety by reference to the Amended and Restated Transition Services Agreement , a copy of which is included as Exhibit 10.7 hereto and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement
     On March 6, 2006, the Company terminated the Second Amended and Restated Credit Agreement, dated as of October 24, 2003 (the “2003 Credit Agreement”), among the Issuer, The Elder-Beerman Stores Corp., the other credit parties signatory thereto, the lenders signatory thereto and General Electric Capital Corporation, as a lender and as administrative agent. In connection with the acquisition of NDSG and the related financing arrangements described in Item 1.01 above, the 2003 Credit Agreement was terminated and simultaneously replaced by the New Senior Credit Agreement.
     The financial obligations of the Company under the 2003 Credit Agreement have been fully satisfied. There were no prepayment or early termination premiums or penalties in connection with the termination of the 2003 Credit Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets
     On March 6, 2006, the Company completed its acquisition of NDSG from Saks. NDSG consists of 142 stores located in 12 states and related operations. Under the terms of the purchase agreement, the Company paid approximately $1.05 billion in cash, reflecting certain purchase price adjustments, for NDSG. The purchase prices remains subject to certain post-closing adjustments. With the completion of the acquisition, the Company now operates a total of 279 stores in 23 states with approximately $3.4 billion in net sales for fiscal 2005.
     To finance the acquisition and the related refinancing of its existing indebtedness, (i) the Issuer issued the Notes in the aggregate principal amount of $510 million, (ii) the Issuer, Parisian, Inc., Herberger’s Department Stores, LLC, The Elder-Beerman Stores Corp., the Company and the Guarantors entered into the $1.0 billion New Senior Credit Facility led by Bank of America, as agent, and (iii) the SPEs entered into the $260 million New Mortgage Loan Facility with Bank of America, as lender. See Item 1.01 of this report for a description of these financing arrangements.

Item 2.03 Creation of a Direct Financial Obligation
     On March 6, 2006, the Company and certain of its subsidiaries entered into (i) the Indenture, under which the Issuer issued $510,000,000 aggregate principal amount of the Notes; (ii) the New Senior Credit Facility with Bank of America and certain other lenders, which provides for up to $1.0 billion in revolver borrowings; and (iii) the New Mortgage Loan Facility in the aggregate principal amount of $260.0 million. Approximately $1.1 billion of these financial obligations were used on March 6, 2006 to finance the acquisition of NDSG and to pay related fees and expenses. The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(a) Financial statements of business acquired.

The information required to be filed by this item, including (i) NDSG’s consolidated balance sheets as of January 29, 2005 and January 31, 2004 and the consolidated statements of income, cash flows and changes in intercompany investments for the three fiscal years ended January 29, 2005, January 31, 2004 and February 1, 2003 and (ii) NDSG’s unaudited consolidated balance sheet as of October 29, 2005, the unaudited consolidated statements of income for the 13-week periods ended October 29, 2005 and October 30, 2004 and the unaudited statements of income and cash flows for the 39-week periods ended October 29, 2005 and October 30, 2004, will be filed in an amendment to this Current Report on Form 8-K not later than 71 calendar days after March 10, 2006, the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The information required to be filed by this item, including the unaudited pro forma consolidated balance sheet as of October 29, 2005 and the consolidated statements of operations for the 39 weeks ended October 29, 2005 and the year ended January 29, 2005, will be filed in an amendment to this Current Report on Form 8-K not later than 71 calendar days after March 10, 2006, the date on which this Current Report on Form 8-K was required to be filed.

(d) Exhibits

Exhibit Number	Description of Exhibit

4.1	Indenture with The Bank of New York, dated March 6, 2006

10.1	Registration Rights Agreement, dated March 6, 2006

10.2	Loan and Security Agreement, dated March 6, 2006

10.3	Loan Agreement, dated March 6, 2006

10.4	Loan Agreement, dated March 6, 2006

10.5	First Amendment to the Credit Card Program Agreement, dated March 6, 2006

10.6	Private Brands Agreement, dated March 6, 2006

10.7	Amended and Restated Transition Services Agreement, dated March 10, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.
By:	/s/ Keith E. Plowman
Keith E. Plowman
Senior Vice President, Chief Financial Officer and Principal Accounting Officer

Dated: March 10, 2006